EXHIBIT 99.3

Lock-up Agreement

March 7, 2023

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representatives of the

several Underwriters listed

in Schedule I to the

Underwriting Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several Underwriters (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with AerCap Holdings N.V., a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands (the “Company”), and GE Capital US Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the undersigned (the “Selling Shareholder”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives, of ordinary shares, par value €0.01 per share, of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned General Electric Company (“GE”), on behalf of itself and each of its subsidiaries (collectively, the “Restricted Parties”), hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the Restricted Parties will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”): (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (collectively, “Transfer”), directly or indirectly, any shares of any class of stock of the Company (collectively, the “Company Securities”) or any other securities convertible into or exercisable or exchangeable for any Company Securities (collectively, the “Restricted Securities”); (b) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of any Company Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Company Securities or such other securities, in cash or otherwise; (c) file any registration statement with the Commission relating to the offering of any Restricted Securities; or (d) publicly announce any intention to engage in any of the transactions described in clauses (a) through (c) above; provided that this clause (d) shall not apply to disclosure by a Restricted Party of its general intent with respect to its Company Securities if such disclosure makes no reference to any specific transaction of the type described in clause (a), (b) or (c).

The restrictions contained in the preceding paragraph shall not apply to (a) the sale by the Selling Shareholder of the Securities to be sold pursuant to the Underwriting Agreement and the registration of the offer and sale of the Securities under the Securities Act; (b) the sale of ordinary shares of the Company by the Selling Shareholder to the Company pursuant to the Repurchase Agreement, dated on or around March 7, 2023, between the Company and the Selling Shareholder; (c) transactions by a Restricted Party relating to Company Securities or other securities acquired in open market transactions after the completion of the offering of the Securities; provided that any Restricted Securities transferred pursuant to clause (d) below shall be deemed to not have been acquired in open market transactions for purposes of this clause (c); (d) Transfers by a Restricted Party of Restricted Securities; provided that (i) each transferee, only to the extent such transferee is not a Restricted Party at the time of such transfer, shall enter into a written agreement accepting the restrictions set forth herein as if it were a Restricted Party and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of a Restricted Party or the Company in connection with any Transfer permitted pursuant to this clause (d), it shall include a statement to the effect that the Restricted Securities being Transferred remain subject to the restrictions set forth herein for the remainder of the Restricted Period; (e) Transfers of Restricted Securities to the Company or any of its subsidiaries; provided that any Restricted Securities received by the Company or any of its subsidiaries pursuant to such Transfer shall be subject to all of the restrictions set forth in Section 5(a)(xii) of the Underwriting Agreement; (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the Transfer of Restricted Securities; provided that (i) such plan does not provide for the Transfer of Restricted Securities during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of a Restricted Party or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no Transfer of Restricted Securities may be made under such plan during the Restricted Period; or (g) Transfers of Restricted Securities pursuant to a bona fide third party tender offer, merger, consolidation, stock exchange or similar transaction involving a Change of Control (as defined below) of the Company; provided that (i) any such transaction is not solicited by any of the Company, the Restricted Parties or any of their respective affiliates and (ii) in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Restricted Parties’ Restricted Securities shall remain subject to the restrictions contained in this agreement (this “Agreement”). For purposes of clause (g) above, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the “beneficial owner”

(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting shares of the Company. In addition, GE, on behalf of itself and each of the other Restricted Parties, agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the Restricted Parties will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any Restricted Securities if such demand or exercise would result in a public announcement of or public filing (whether of a registration statement with the SEC or any other public filing) with respect to the same during the Restricted Period.

The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s affiliates, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an underwriting agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Agreement shall automatically terminate upon the earlier to occur, if any, of (a) the date of termination of the Underwriting Agreement if such date occurs prior to payment for the Ordinary Shares, or (b) March 30, 2023, if the Closing Date has not occurred on or prior to such date.

This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature page follows]

GENERAL ELECTRIC COMPANY, on behalf of itself and each of the other Restricted Parties

By:	/s/ Robert M. Giglietti
	Name:	Robert M. Giglietti
	Title:	Authorized Signatory

[Signature Page to Lock-Up Agreement]